Exhibit 4.1

     SUPPLEMENTAL INDENTURE, dated as of January 31, 2005 (the “Supplemental Indenture”), among LIN Television Corporation, a Delaware corporation (the “Company”), the Guarantors named herein (the “Guarantors”) and The Bank of New York, as successor trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H:

     WHEREAS, the Company, the Guarantors and the Trustee executed and delivered an Indenture, dated as of June 14, 2001 (as supplemented by the Supplemental Indenture dated as of May 12, 2003, the “Indenture”), providing for the issuance of 8% Senior Notes due 2008 (the “Notes”); and

     WHEREAS, Section 10.02 of the Indenture provides that, with the consent of Holders of at least a majority in principal amount of outstanding Securities, the Company and the Guarantors, when authorized by a Board Resolution, and the Trustee may modify, amend or supplement the Indenture or the Securities; and

     WHEREAS, the Company has commenced an offer to purchase (the “Offer”) for cash all of its outstanding Notes from all Holders thereof, upon the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement, dated January 18, 2005 (the “Offer to Purchase”), and in the related Letter of Transmittal and Consent, dated January 18, 2005; and

     WHEREAS, in connection with the Offer and forming part thereof, the Company has solicited (the “Solicitation”) consents (the “Consents”) of the Holders of the Notes to effect certain amendments (the “Amendments”) to the Indenture; and

     WHEREAS, pursuant to the Solicitation, there have been validly delivered Consents of Holders of a majority in principal amount of outstanding Notes; and

     WHEREAS, in accordance with the terms of the Offer and Solicitation, the Company, the Guarantors and the Trustee have determined that it is necessary or required to supplement the Indenture to reflect the Amendments; and

     WHEREAS, the Company certifies that all conditions and requirements of the Indenture necessary to make this Supplemental Indenture a valid, binding and legal instrument in accordance with its terms have been performed and fulfilled by the parties hereto; and

     WHEREAS, the Company hereby authorizes and directs the Trustee to enter into this Supplemental Indenture;

     NOW, THEREFORE, in consideration of the premises provided for herein, the Company, the Guarantors and the Trustee mutually covenant and agree for the equal and proportionate benefit of all Holders of the Securities as follows:

ARTICLE ONE

AMENDMENTS TO THE INDENTURE

SECTION 1.01. Definitions and Incorporation by Reference.

     Effective as of the Effective Time, Section 1.01 of the Indenture is hereby amended by deleting in their entirety the following defined terms and their definitions:

               “Affiliate Transaction”

               “Consolidated Cash Flow”

               “Consolidated Interest Expense”

               “Disqualified Capital Stock”

               “incur”

               “Leverage Ratio”

               “Public Equity Offering”

               “Qualified Capital Stock”

               “Restricted Payment”

SECTION 1.02. Covenants.

     Effective as of the Effective Time, Article Four of the Indenture is hereby amended by deleting Sections 4.03, 4.04, 4.06, 4.07, 4.08, 4.09, 4.10, 4.13, 4.14, 4.16, 4.20 and 4.21 in their entirety, together with all references throughout the Indenture to such sections, and inserting in place of the text of each such section the word “Reserved.”

SECTION 1.03. Merger, Successor Corporation.

     Effective as of the Effective Time, Article Five of the Indenture is hereby amended by deleting it in its entirety, together with all references throughout the Indenture to such Article and inserting in place of the text of such Article, the word “Reserved.”

SECTION 1.04. Events of Default.

     Effective as of the Effective Time, Section 6.01 of Article Six of the Indenture is hereby amended by deleting subsections 6.01(c), (d), (e) and (h) thereof in their entirety, together with all references throughout the Indenture to such sections, and inserting in place of the text of each such section the word “Reserved.”

ARTICLE TWO

MISCELLANEOUS PROVISIONS

SECTION 2.01. Effect of Supplemental Indenture.

     Upon the execution and delivery of this Supplemental Indenture by the Company, the Guarantors and the Trustee, the Indenture shall be supplemented in accordance herewith, and this Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered under the Indenture shall be bound hereby.

SECTION 2.02. General Definitions.

     For all purposes of this Supplemental Indenture:

          (a) capitalized terms used herein without definition shall have the meanings specified in the Indenture; and

          (b) the terms “herein”, “hereof”, “hereunder” and other words of similar import refer to this Supplemental Indenture.

SECTION 2.03. Adoption, Ratification and Confirmation.

     The Indenture, as supplemented and amended by this Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

SECTION 2.04. Effective Date.

     The provisions of Article One hereof shall be deemed to have become effective at 9:00 a.m., New York City time, on February 1, 2005 (the “Effective Time”).

SECTION 2.05. Indenture Remains in Full Force and Effect.

     Except as supplemented hereby, all provisions in the Indenture shall remain in full force and effect.

SECTION 2.06. Indenture and Supplemental Indenture Construed Together.

     This Supplemental Indenture is an indenture supplemental to and in implementation of the Indenture, and the Indenture and this Supplemental Indenture shall henceforth be read and construed together.

SECTION 2.07. Conflict with the Trust Indenture Act.

     If any provision of this Supplemental Indenture limits, qualifies or conflicts with any provision of the Trust Indenture Act that is required under the Trust Indenture Act to be a part of and govern any provision of this Supplemental Indenture, the provision of the Trust Indenture Act shall control. If any provision of this Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the provision of the Trust Indenture Act shall be deemed to apply to the Indenture as so modified or to be excluded by this Supplemental Indenture, as the case may be.

SECTION 2.08. Severability.

     In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 2.09. Benefits of Supplemental Indenture.

     Nothing in this Supplemental Indenture or the Securities, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders of the Securities, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Supplemental Indenture or the Securities.

SECTION 2.10. Successors.

     All agreements of the Company in this Supplemental Indenture shall bind its successor. All agreements of each Guarantor in this Supplemental Indenture shall bind its successor. All agreements of the Trustee in this Supplemental Indenture shall bind its successor.

SECTION 2.11. Certain Duties and Responsibilities of the Trustee.

     In entering into this Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture and the Securities relating to the conduct of, affecting the liability of or affording protection to, the Trustee, whether or not elsewhere herein so provided.

SECTION 2.12. Counterparts.

     This Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed an original, and all such counterparts shall together constitute but one and the same instruments.

SECTION 2.13. Governing Law.

     THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS SUPPLEMENTAL INDENTURE WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

SECTION 2.14. Headings.

     The Article and Section headings herein are inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

SECTION 2.15. The Trustee.

     The Trustee shall not be responsible in any manner for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made by the Company.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first written above.

LIN TELEVISION CORPORATION

By:	/s/ Vincent Sadusky

Vincent Sadusky
Vice President — Chief Financial Officer and
Treasurer

INDIANA BROADCASTING, LLC LIN AIRTIME, LLC PROVIDENCE BROADCASTING, LLC WAVY BROADCASTING, LLC WOOD LICENSE CO., LLC WIVB BROADCASTING, LLC WWLP BROADCASTING, LLC as Guarantors

By:	LIN Television Corporation,
its Managing Member

By:	/s/ Vincent Sadusky
Vincent Sadusky
Vice President — Chief Financial Officer and
Treasurer

TVL BROADCASTING OF RHODE ISLAND, LLC WDTN BROADCASTING, LLC WUPW BROADCASTING, LLC, as Guarantors

By:	TVL Broadcasting, Inc., its Managing Member

By:	/s/ Vincent Sadusky
Vincent Sadusky
Vice President — Chief Financial Officer and
Treasurer

AIRWAVES, INC.
KXAN, INC.
KXTX HOLDINGS, INC.
LINBENCO, INC.
LIN SPORTS, INC.
LIN TELEVISION OF SAN JUAN, INC.
LIN TELEVISION OF TEXAS, INC.
PRIMELAND TELEVISION, INC.
NORTH TEXAS BROADCASTING
  CORPORATION
WNJX-TV, INC.
WOOD TELEVISION, INC.
WTNH BROADCASTING, INC.
TVL BROADCASTING, INC.,
as Guarantors

By:	/s/ Vincent Sadusky

Vincent Sadusky
Vice President — Chief Financial Officer and
Treasurer

TELEVICENTRO OF PUERTO RICO, LLC, as a Guarantor

By:	LIN Television of San Juan, Inc.,
its Managing Member

By:	/s/ Vincent Sadusky

Vincent Sadusky
Vice President — Chief Financial Officer and
Treasurer

LIN TELEVISION OF TEXAS, L.P. as Guarantor

By:	LIN Television of Texas, Inc.,
its General Partner

By:	/s/ Vincent Sadusky
Vincent Sadusky
Vice President — Chief Financial Officer and
Treasurer

THE BANK OF NEW YORK, as Trustee

By:	/s/ Barbara Bevelaqua

Name: Barbara Bevelaqua
Title: Vice President